UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

Diversified Healthcare Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place,
255 Washington Street, Suite 300
Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Diversified Healthcare Trust.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, the Company filed a Current Report on Form 8-K regarding the election of David A. Pierce to the Board of Trustees (the “Board”). On June 2, 2022, the Board appointed Mr. Pierce to serve on the Audit Committee and the Compensation Committee of the Board.

As described in Item 5.07 below, at the Company’s annual meeting of shareholders held on June 2, 2022 (the “Annual Meeting”), the Company’s shareholders approved the Diversified Healthcare Trust Amended and Restated 2012 Equity Compensation Plan (the “Equity Compensation Plan”), which amended and restated the Company’s existing 2012 Equity Compensation Plan to, among other things, increase by 2,250,000 the total number of common shares of beneficial interest, $0.01 par value (“Common Shares”) available for awards and to extend the term of the plan until June 2, 2032, the tenth anniversary of the Annual Meeting. Our Trustees and officers, employees of The RMR Group LLC, consultants, advisors or other persons or entities providing management, administrative or other services to us or to our subsidiaries are eligible to receive awards under the Equity Compensation Plan.

A copy of the Equity Compensation Plan that was approved by the Company’s shareholders was included as Annex A to the Company’s proxy statement for the Annual Meeting, which proxy statement was filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2022 (the “2022 Proxy Statement”), and is available at the SEC’s website at www.sec.gov. The terms and conditions of the Equity Compensation Plan are described in detail in the 2022 Proxy Statement. The foregoing description of the Equity Compensation Plan is qualified in its entirety by the terms of the Equity Compensation Plan. A copy of the Equity Compensation Plan is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on the election of four Trustees to the Board each for a one year term of office continuing until the Company’s 2023 annual meeting of shareholders and until his, her or their respective successor is duly elected and qualifies. The following persons were elected as Trustees and received the following votes:

Nominee	Votes For	Withhold	Broker Non-Votes
Jennifer F. Francis	181,364,911	4,278,286	18,512,643
John L. Harrington	134,145,516	51,497,681	18,512,643
Lisa Harris Jones	148,491,431	37,151,766	18,512,643
Adam D. Portnoy	124,861,807	60,781,390	18,512,643

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s 2022 Proxy Statement. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
167,704,447	17,582,008	356,742	18,512,643

As described above in Item 5.02, the Company’s shareholders also voted on the approval of the Diversified Healthcare Trust Amended and Restated 2012 Equity Compensation Plan. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
180,220,940	5,031,848	390,409	18,512,643

The Company’s shareholders also ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditors to serve for the 2022 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
202,937,812	846,834	371,194	N/A

The results reported above are final voting results.

Item 8.01.    Other Events.

Trustee Compensation

Also on June 2, 2022, the Company updated its Trustee compensation arrangements. A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Consistent with the Company’s Trustee compensation arrangements, on June 2, 2022, the Company awarded each of the Company’s Trustees 20,000 of the Company’s Common Shares.

Item 9.01.    Financial Statements and Exhibits.

(d)         Exhibits.

10.1	Diversified Healthcare Trust Amended and Restated 2012 Equity Compensation Plan
10.2	Summary of Trustee Compensation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Date:  June 3, 2022